Exhibit 99.h(2)(E)

AMENDMENT TO
CO-ADMINISTRATION AGREEMENT

    , 2007

State Street Bank & Trust Company
225 Franklin Street
Boston, Massachusetts 02110

Ladies and Gentlemen:

In accordance with Section 1 of the Co-Administration Agreement, dated March 18, 2002 (the “Agreement”), by and among each investment company party to that certain Agreement with State Street Bank and Trust Company (“State Street”), the Credit Suisse Capital Funds (the “Trust”) and the Credit Suisse Institutional Fund, Inc. (the “Corporation”) hereby notifies State Street of the Trust/Corporation’s desire to amend Appendix A of the Agreement to include one of its series—the Credit Suisse Asia Bond Fund (the “Fund”)/the Credit Suisse Asia Bond Portfolio (the “Portfolio”)—and to have State Street render services as administrator under the terms of the Agreement with respect to the Fund/Portfolio.

Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

Very truly yours,

CREDIT SUISSE CAPITAL FUNDS

By:
Name:
Title:

CREDIT SUISSE INSTITUTIONAL FUND,
INC.

By:
Name:
Title:

1

Accepted:

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:

2